                                                                    EXHIBIT 4.9



                            LEASE GUARANTY AGREEMENT



     THIS AGREEMENT ("Agreement") dated as of ________, 199_, among ______________________________________________, a _________ limited
[partnership] [liability company] ("Landlord"), having an address at ________________________________________ and KMART CORPORATION, a Michigan
corporation ("Guarantor"), having its principal office at 3100 West Big Beaver Road, Troy, Michigan 48084, and ______________ ("Tenant"), a ____________
corporation, having an address at _____________, solely for purposes of Section 5 of this Agreement,

                             W I T N E S S E T H :

     Contemporaneously herewith, Landlord, as landlord, is entering into a certain lease ("Lease") dated as of ________, 19__, for certain demised premises defined in the Lease ("Demised Premises") located on real property in the City of ________, County of ________, State of _________, which property is more particularly described in Exhibit A attached thereto, with Tenant, as tenant. Pursuant to a Loan Agreement of even date herewith between Landlord, as Borrower, and National Tenant Finance Corporation, a Delaware corporation, as Lender ("Lender"), Landlord is obtaining the funds necessary to acquire the Demised Premises [and construct the Tenant Improvements thereon]. Guarantor owns a controlling interest in the outstanding capital stock of Tenant and is executing this Agreement as an inducement to the Landlord to enter into the Lease and to Lender to enter into the Loan Agreement. All capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Lease.

     NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

     1. Guarantor hereby absolutely and unconditionally guarantees to the Landlord the full and punctual payment (and not merely collectability), performance and observance by the Tenant of all of the terms, conditions, covenants and obligations to be performed and observed by the Tenant under the Lease (collectively, "Guaranteed Obligations"). Unless sooner terminated pursuant to Section 5, this Agreement shall terminate with respect to Guaranteed Obligations which arise, or are incurred solely with respect to events occurring, after the earlier of the expiration of the Primary Term of the Lease or the Loan Payoff.

     2. Guarantor hereby assents to all of the provisions of the Lease and waives demand, protest, notice of any indulgences or extensions granted to Tenant, any requirement of diligence or promptness on the part of the Landlord in the enforcement of the Lease and any notice thereof, any requirement that Landlord take any action whatsoever against the Tenant or any other party or against the assets of Tenant or any other party or file any claim in the bankruptcy of the Tenant and any other notice to Guarantor, provided, however, Guarantor shall be furnished with a copy of the


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notice of or relating to default under or termination of the Lease to which
Tenant is entitled or which is served upon Tenant at the time the same is sent to or served upon Tenant. Any failure of notice shall not affect Guarantor's liability hereunder, provided, however, that the time for Guarantor's performance hereunder shall not commence until such notice is given to Guarantor pursuant to Section 8.

     3. Except as otherwise provided herein, the liability of Guarantor hereunder is irrevocable, continuing, absolute, independent and unconditional and shall in no way be affected by any circumstance which may constitute a defense or legal or equitable discharge, in whole or in part, including, without limitation, (a) the release or discharge of Tenant or the impairment or modification of its liability in any creditors', receivership, or bankruptcy proceeding or from any other cause whatsoever, (b) any alteration of or amendment to the Lease which alteration or amendment has been consented to in writing by the Guarantor; (c) any sale, assignment, sublease, pledge or mortgage of the rights or obligations of Tenant under the Lease; (d) any application or release of any security or other guaranty given for the performance and observance of the covenants and conditions in the Lease on Tenant's part to be performed and observed, provided, however, that any application of any security given with respect to Tenant's performance under the Lease shall reduce pro tanto the liability of Guarantor hereunder; (e) any termination of the Lease except as expressly provided in the next succeeding sentence; (f) any (i) defect in compliance with specifications, condition of the Demised Premises, design, operation or fitness for use of the Demised Premises which result from the construction of the Improvements which comprise a part of the Demised Premises or, (ii) any damage to or loss or destruction of the Demised Premises or any interruption or cessation in the use of the Demised Premises or any portion thereof by Tenant, whether or not without fault on the part of Tenant or any other person; or (g) any defense to enforcement of this Guaranty that Guarantor is entitled to assert and Guarantor hereby waives the right to assert any such defense including, but not limited to, those based on
(i) failure of Tenant to qualify to do business in the jurisdiction where the property subject to the Lease is located, (ii) lack of Tenant of corporate authority to enter into the Lease or to carry out the provisions of the Lease,
(iii) lack of Tenant's due authorization, execution and delivery of the Lease,
(iv) unenforceability of the Lease against Tenant in accordance with its terms,
(v) any charter or bylaw provision or agreement, statute, rule or regulation binding on Tenant which conflicts with the Lease or the performance of any obligation of Tenant under the Lease, or (vi) any stay or other impediment to the exercise of Landlord's rights hereunder resulting from any bankruptcy or other insolvency proceeding and in this respect Guarantor recognizes Landlord's right to receive interest on any obligations guaranteed hereby after the commencement of any such bankruptcy or insolvency proceeding. Notwithstanding Sections 3(a) and (f)(ii) above, Guarantor shall be relieved of all future liability with respect to Guaranteed Obligations which arise or are


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incurred solely with respect to events occurring after (x) the rejection of the
Lease by the trustee or debtor-in-possession in Landlord's bankruptcy proceeding, as a result of which the Lease is terminated and, notwithstanding Tenant's compliance with the provisions of Article 23(c) of the Lease, the Tenant is deprived thereby of its possessory rights pursuant to the Lease, or
(y) the Lease is properly terminated by Tenant pursuant to Articles 17 or 18 thereof. The obligation and liability of Guarantor hereunder shall not be impaired, diminished, abated or otherwise affected by any setoff, defense or counterclaim that Tenant or any other person may have or claim to have, at any time or from time to time. There shall be no condition precedent to Guarantor's obligations hereunder that Landlord at any time demand or resort for payment or performance to Tenant, its properties or assets or to any security, property or other rights or remedies whatsoever, and Landlord shall have the right to enforce this Agreement irrespective of whether or not legal proceedings or other enforcement efforts against Tenant are pending. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, Tenant shall default under the terms of the Lease.

     4. Guarantor hereby acknowledges and consents to the present assignment by Landlord of all of its right, title and interest herein to ______________________ ("Lender"), a ___________ corporation, and hereby further acknowledges and consents to the sale, conveyance, transfer and absolute assignment by Lender of such right, title and interest to __________________________ ("Trustee") pursuant to the [Collateral] Trust Agreement dated as of ________, 19__ [under which the Trustee holds this Agreement and the rights hereunder for the benefit of the Pass-Through Trustees (as defined in the Collateral Trust Agreement) pursuant to the Pass-Through Trust Agreements (as defined in the Collateral Trust Agreement)] under which the Mortgage Pass-Through Certificates (_____________________________) Series _____ [and Series _______]("Certificates") are issued. Upon such sale, conveyance, transfer and absolute assignment to Trustee, Trustee shall be deemed to be Lender and shall succeed to all to rights of Lender. No amendment or modification of, or waiver by or consent of the Landlord in respect of, any of the provisions of this Agreement shall be effective unless Trustee shall have joined in such amendment, modification, waiver or consent or shall have given its prior written consent thereto. Trustee shall have the sole right to exercise all rights, privileges and remedies (either in its own name or in the name of Landlord for the use and benefit of Trustee) which by the terms of this Agreement or by applicable law are permitted or provided to be exercised by the Landlord.

     5.   (a)  Certain Definitions.

               (i) "Affiliate" shall mean any person or entity controlling, controlled by or under common control with any other person or entity.


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              (ii)  "Indemnity Agreement" shall mean that certain Indemnity
Agreement dated as of           , 199 , made by and between Guarantor and
Lender.



             (iii) "Investment Grade" shall mean a credit rating issued by Standard & Poor's ("S&P") which is equal to or greater than the existing
S&P rating of BBB- and is not on credit watch or a credit rating issued by Moody's Investor Services ("Moody's") which is equal to or greater than the existing Moody's Investors Service rating of Baa3 and is not on credit watch.



               (iv) "Investment Grade Status" shall mean that the long term senior unsecured debt of the entity issuing such debt has been continuously rated Investment Grade for a period of not less than twelve (12) full calendar months immediately prior to the occurrence of the Termination Event.



                (v) "New Guarantor" shall mean an entity which is an Affiliate of the Assignee or Purchaser and which on or before an Effective Date or Closing Date, whichever is applicable, executes and delivers to Landlord and Trustee a New Lease Guaranty Agreement.



               (vi) "New Lease Guaranty Agreement" shall mean a lease guaranty agreement in form and content, except as provided in Section 5(d), the same as this Agreement, which has a term equal to the remaining period during which this Agreement would apply to the Guaranteed Obligations but for the application of Section 5(c).



              (vii) "New Note Put Agreement" shall mean a note put agreement between Trustee, Tenant, Assignee (if an Assumption Agreement has been executed), and New Guarantor, if applicable, in form and content the same as the Note Put Agreement, revised as necessary to reflect the omission of New Guarantor pursuant to Section 5(c)(iv) and to omit any provisions relating to "Lease Guaranty Termination" as a Triggering Event.



             (viii) "Note Put Agreement" shall mean the Note Put Agreement dated as of even date with this Agreement by and among Lender, Tenant and Guarantor.



               (ix) "Put" shall have the meaning assigned to it in the Note Put Agreement.



                (x) "Qualified Assignment" shall mean that Tenant assigns the Lease to a third party other than Guarantor or an Affiliate of Guarantor ("Assignee") and (i) Assignee executes an assumption agreement ("Assumption Agreement") in form and content acceptable to Landlord and Trustee pursuant to which Assignee absolutely and unconditionally assumes all of the obligations of the Tenant pursuant to the Lease arising from and after the date ("Effective Date") upon which the Assignment is effective, and (ii) Assignee is an entity which has achieved Investment Grade Status or Assignee delivers or causes to be delivered, together with its Assumption Agreement, a New Lease Guaranty Agreement by the New Guarantor which has achieved Investment Grade Status. If, as of the Effective Date, the requirements of (i) above are satisfied but not the requirements of (ii) above, and, thereafter the requirements of (ii) are satisfied,


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then, effective as of any later date that either Assignee or the New Guarantor achieves Investment Grade Status and not before, a Qualified Assignment shall be deemed to have occurred.



              (xi) "Qualified Sale of Tenant" shall mean a sale to a third party other than Guarantor or an Affiliate of Guarantor ("Purchaser") of more than a fifty percent (50%) interest in all of the issued and outstanding capital stock of the Tenant and in connection therewith Tenant or Guarantor delivers to Landlord a New Lease Guaranty Agreement executed by a New Guarantor, which on the date of acquisition of such interest in the Tenant's capital stock ("Closing Date"), is an entity which has achieved Investment Grade Status. If, as of the Closing Date, the New Guarantor has not achieved Investment Grade Status, then, effective as of any later date that the New Guarantor achieves Investment Grade Status and not before, a Qualified Sale of Tenant shall be deemed to have occurred.



             (xii) "Put Exercise Notice" shall have the meaning assigned to it in Section 5(b).



            (xiii) "Tenant Achieves Investment Grade Status" shall mean Tenant, independent of its corporate parent, any subsidiary or Affiliate or any of them, and independent of any credit support or enhancement provided by any one or more of them, has achieved Investment Grade Status.



             (xiv) "Termination Event" shall mean the occurrence of either a "Qualified Assignment", a "Qualified Sale of Tenant", or "Tenant Achieves Investment Grade Status".



              (xv) "Termination Notice" shall have the meaning assigned to it in Section 5(b).



             (xvi) "Triggering Event" shall have the meaning assigned to it in the Note Put Agreement.



          (b) At any time following the occurrence of a Termination Event, Guarantor or Tenant may elect to deliver notice ("Termination Notice") by Guarantor or Tenant to Landlord and the Trustee of the occurrence of a Termination Event specifying the nature of the Termination Event and the date of its occurrence accompanied by evidence of such occurrence. Upon receipt of the Termination Notice the Trustee shall (i) notify the Certificate Holders of [the] [each Pass-Through] Trust [which has an interest in this Agreement] that a Triggering Event has occurred, and (ii) the Trustee shall have the right on the terms and conditions set forth in the applicable Trust Agreement to exercise the Put which is exercisable pursuant to the Note Put Agreement as a result of the occurrence of a Triggering Event.



          (c) In the event Guarantor delivers the Termination Notice, and after the Trustee gives the notice thereof to the Certificate Holders pursuant to Section 5(b), then, if the Trustee is instructed by the

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Certificate Holders pursuant to the provisions of any applicable Trust
Agreement[s] not to exercise the Put, the Note Put Agreement shall terminate, and the Indemnity Agreement and this Agreement shall terminate, with respect to all Claims (as defined in the Indemnity Agreement), or Guaranteed Obligations, respectively, which arise, or are incurred solely with respect to events occurring after the later of the completion of the foregoing or the satisfaction of each of the following conditions precedent which is applicable:


              (i) in all cases, no uncured default by Tenant then exists pursuant to the Lease or the Note Put Agreement and no uncured default by Guarantor exists pursuant to this Agreement or the Note Put Agreement;

              (ii) with respect to a Qualified Assignment or a Qualified Sale of Tenant, Trustee shall have received such documents as it may request from Borrower necessary to grant an existing, perfected first security interest in favor of Trustee in the New Lease Guaranty Agreement;

             (iii) with respect to a Qualified Assignment or a Qualified Sale of Tenant, whichever of Guarantor or Tenant delivers the Termination Notice shall deliver to Landlord and Trustee a legal opinion addressed to Landlord and Trustee from legal counsel acceptable to Landlord and Trustee and in form and content acceptable to Landlord and Trustee, that (1) any Assumption Agreement or New Lease Guaranty Agreement is duly authorized, has been duly executed and delivered by Assignee or New Guarantor, as applicable, is enforceable in accordance with its terms and conditions, and covering such other matters relating to the Assumption Agreement, New Lease Guaranty Agreement and transaction resulting in the Qualified Assignment or the Qualified Sale of Tenant as Landlord and Trustee shall reasonably request, and (2) Trustee has an existing validly perfected lien and security interest in the New Lease Guaranty Agreement;


              (iv) in all cases, the Tenant, if Tenant has achieved Investment Grade Status, or the Assignee, if Assignee is an entity which has achieved Investment Grade Status and if not, the New Guarantor, shall deliver to Trustee (1) a New Note Put Agreement defining "Lease Default" or "Lease/Lease Guaranty Default" (as defined therein), as applicable, with respect to a default pursuant to the Lease and the New Lease Guaranty, if applicable, and the new indemnity agreement, if applicable, and (2) a legal opinion addressed to Trustee from counsel and in form and content, all of which are acceptable to Trustee, that the New Note Put Agreement is duly authorized, has been duly executed and delivered by Tenant, Assignee or the New Guarantor, is enforceable in accordance with its terms and conditions and covering such other matters relating to the New Note Put Agreement as Trustee shall reasonably request.



               (v) in all cases, the party upon whose rating the Termination Event is based, either the Tenant, Purchaser, Assignee or New Guarantor, has achieved Investment Grade Status and Guarantor has provided Trustee with evidence thereof from S&P or Moody's publications.


          (d) Notwithstanding anything in this Section 5 to the contrary, a termination of Guarantor's obligations pursuant to this Lease Guaranty Agreement upon the occurrence of a Termination Event

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in compliance with this Section 5 shall not apply to any New Guarantor.  Any
New Lease Guaranty Agreement shall not contain this Section 5 or any provision similar to this Section 5 providing a means for any New Guarantor to terminate its obligations pursuant to this Lease Guaranty Agreement.

          (e) Whichever of Guarantor or Tenant delivers the Termination Notice shall reimburse Trustee for any and all expenses, including but not limited to expenses incurred in retaining legal counsel, incurred by Trustee in connection with the exercise by such party of its rights under this Section 5.

     6. This Agreement shall inure to the benefit of the Landlord and its successors and assigns including, but not limited to, Lender and Trustee and any assignee of the Landlord's interest in the Lease including, but not limited to, Lender and Trustee. This Agreement shall be binding upon Guarantor and its respective successors and assigns; provided that Guarantor shall not delegate any of its obligations hereunder without the prior written consent of the Trustee; and provided further that no delegation of any of its obligations hereunder shall relieve Guarantor thereof and Guarantor shall remain primarily and originally liable thereon.

     7. This Agreement may not be changed or terminated orally, but only by a written instrument signed by the party against whom enforcement of any change or termination is sought.

     8. Notices required pursuant to this Agreement shall be in writing and deemed to be property served on receipt thereof if personally delivered, sent by certified or registered mail (return receipt requested, postage prepaid) or by overnight courier service which delivers only upon signed receipt of the addressee: (i) to Landlord at _____________________________, Attention:
____________, with a copy to ______________ or (ii) to Kmart Corporation at 3100 West Big Beaver Road, Troy Michigan 48084, Attention: Vice President-Real Estate. A copy of any notices hereunder shall be sent to United States Trust Company of New York, c/o U.S. Trust Company of California, N.A., 555 South Flower Street, Suite 2700, Los Angeles, California 90071, Attention: Corporate Trust Division. The parties to receive notice and the addresses for notice may be changed by the party entitled to notice by giving notice of such change pursuant to this Section. The date of notice shall be the date of receipt of notice or the date of attempted delivery of the notice by the overnight courier service or the U.S. Postal Service to the addressee or its agent.

     9. In the event of any dispute between the parties hereto in regard to the subject matter hereof, the prevailing party shall be entitled to recover its reasonable costs, including attorney's fees and expenses at all trial and appellate levels.

     10. The Guarantor hereby agrees that any indebtedness of the Tenant now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of the Tenant to the Guarantor collected or

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received by the Guarantor after a default under the Lease has occurred and is continuing shall be held in trust for the Trustee and shall be paid over to the Trustee as payments become due under the Lease to be credited and applied against the Guaranteed Obligations, in such order as the Loan Agreement provides, provided, however, if a default by Guarantor pursuant to this Agreement has occurred and is continuing, any such payments may be credited and applied against the Guaranteed Obligations in such order as the Trustee may determine, without in either event in any way affecting, impairing or limiting the liability of the Guarantor under this Guaranty.

     11. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

     12. Guarantor hereby (i) consents to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts, (ii) waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court, (iii) waives personal service of any and all process upon it, and consents that all such service or process be made by registered or certified mail (return receipt requested) or messengered to it at its address set forth in Section 8 or to its Agent referred to below at such Agent's address set forth below, and, that service so made shall be deemed to be completed in accordance with Section 8. Guarantor hereby appoints CT Corporation System with an office on the date hereof at 1633 Broadway, New York, New York 10019 as its Agent for the purpose of accepting service of any process within the State of New York. Upon Landlord's request Guarantor shall take any action reasonably necessary to confirm such appointment of Agent. Nothing contained in this Section shall affect the right of Landlord to serve legal process in any other manner permitted by law, to bring any action or proceeding in the courts of any jurisdiction against Guarantor, or to enforce a judgment obtained in the courts of any other jurisdiction.

     IN WITNESS WHEREOF, each of the parties has duly executed this Agreement by a duly authorized person and Guarantor has caused its corporate seal to be hereunder affixed as of the day and year first above written.


                        KMART CORPORATION


                        By
                           ---------------------------
                           Its
                               -----------------------


                        TENANT


                        By
                           ---------------------------
                           Its
                               -----------------------


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                        Accepted by:

                                                       ,
                        -------------------------------
                        a           limited
                          ---------
                        [partnership] [liability company]



                        By:                            ,
                             --------------------------
                             [a           corporation,]
                                ---------
                             its [General Partner]
                             [                 ]
                              -----------------



                            [By
                               -------------------------
                               Its
                                   ---------------------]


                                ACKNOWLEDGEMENT


STATE OF           )
         ---------
                   ) ss.
County of          )
          --------

     The foregoing instrument was acknowledged before me this    day of
                                                              --
       , 199  by                      ,                 of KMART CORPORATION, a
- -------     -    ---------------------  ---------------
Michigan corporation, on behalf of the corporation.




                         ------------------------------
                         Notary Public

My Commission Expires:


- ----------------------


                               ACKNOWLEDGEMENT


STATE OF           )
         ---------
                   ) ss.
County of          )
          --------

     The foregoing instrument was acknowledged before me this    day of
                                                              --
        , 199  by                      ,                , of [TENANT], a
- -------     -    ---------------------  ---------------
corporation, on behalf of the corporation.




                         ------------------------------
                         Notary Public

My Commission Expires:


- ----------------------




                                      9
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STATE OF           )
         ---------
                   ) ss.
County of          )
          --------

        The foregoing instrument was acknowledged before me this    day of
                                                                 --
      , 199  by                      , [of                              , a
- ------     -    ---------------------      -----------------------------
          corporation], the [sole general partner] [       ] of
- ---------                                                    -------
                           , a               limited [partnership] [liability
- ---------------------------    -------------
company], on behalf of the                             .
                            ---------------------------


                         ------------------------------
                         Notary Public

My Commission Expires:

- ----------------------






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